Exhibit 99.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement (the “Agreement”) dated as of March 10, 2008 by and between Michael J. Fallquist (the “Executive”) and Commerce Energy Group, Inc. (“CEGI”), on behalf of itself and any and all of its subsidiaries, is made and entered into by the Executive, CEGI and Commerce Energy, Inc. (“CEI”) and shall become effective, if at all, as of immediately prior to the consummation of the Consensual Foreclosure (as defined below).  Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement.

RECITALS

WHEREAS, the parties hereto wish to amend certain provisions of the Agreement effective as of immediately prior to the Consensual Foreclosure, if at all.

NOW, THEREFORE, for $100 to be paid by CEI to Executive and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.               Effectiveness

This Amendment shall become effective, if at all, immediately prior to the consummation of the consensual foreclosure under Section 9-620 of the Uniform Commercial Code as in effect in New York, pursuant to which CEGI consents to the acceptance by AP Finance, LLC and Commerce Gas and Electric Corp., a Delaware corporation and a subsidiary of Universal Energy Group Ltd., (collectively, the “Lenders”) of certain collateral in satisfaction of certain indebtedness owed to the Lenders (the “Consensual Foreclosure”).  This Amendment shall not take effect if the Consensual Foreclosure does not occur.

2.               Assignment

Upon the effectiveness of this Amendment, (A) the Agreement, as amended by this Amendment, and all liabilities and obligations of CEGI and its subsidiaries (other than CEI) thereunder, shall be assigned to CEI (the “Assignment”), (B) CEI accepts the Assignment and agrees to assume and be bound by, and fulfill its obligations under, the Agreement, as amended by this Amendment, (C) subject to the terms and conditions of the Agreement, as amended by this Amendment, Executive shall be employed by CEI, (D) all references to “Commerce Energy Group, Inc.” in the Agreement shall be replaced with “Commerce Energy, Inc.,” and (E) the Executive consents to the Assignment and hereby agrees that upon its effectiveness CEGI shall have no liability associated with the Agreement or this Amendment.

Neither the Consensual Foreclosure nor the assignment of the Agreement to CEI, shall entitle the Executive to payments except as identified in this Amendment.

Executive hereby resigns as an officer and employee of CEGI and as a director of all of its subsidiaries, including, but not limited to, CEI, effective upon the effectiveness of this

Amendment.  Executive hereby resigns as an officer of CEI effective upon the conclusion of the Holdover Period (as defined below).

3.               Term

Executive shall be employed by CEI for a period of thirty (30) days following the effectiveness of this Amendment (the “Holdover Period”).  If CEI terminates the employment of Executive or does not require his services during the Holdover Period, it shall nonetheless pay Executive’s compensation and benefits for the full Holdover Period and shall pay the amounts due under Section 6 of this Amendment.

4.               Executive’s Duties

During the Holdover Period, the Executive’s authority, duties or responsibilities may be reduced or eliminated.  Such reductions or eliminations shall not be a basis for the Executive to assert that CEI breached the Agreement nor shall they be a basis for the Executive to resign.

5.               Release

As of the date the Executive signs this Amendment, the Executive, to the fullest extent permitted by law, releases CEGI, and each of its related entities (other than CEI) and their respective directors, officers, employees, representatives and agents from any and all known and unknown claims and liabilities, other than those arising under the Age Discrimination in Employment Act, except for claims against CEGI for applicable rights of indemnification.

6.               Severance Payment

After the Holdover Period, the Executive shall continue to receive his Base Salary, payable monthly, for a period of eight (8) months, less necessary withholdings and authorized deductions.  CEI will also pay the cost of Executive’s continued health care insurance coverage under COBRA, payable monthly, for a period of eight (8) months, provided Executive elects such continued coverage, or will pay Executive the cash equivalent of such premiums.  The Executive shall receive no other compensation or benefits under the Agreement or this Amendment following the end of the Holdover Period; provided, however, that, at the end of the Holdover Period, Executive shall also be paid for (i) all earned but unpaid compensation (including accrued but unpaid vacation) through the effective date of termination, and (ii) reimbursement of expenses properly incurred on behalf of CEI.

7.               Stock Options and Restricted Stock

No stock options or shares of restricted stock granted to Executive shall vest after the effectiveness of this Amendment.

8.               Termination

Section 5 of the Agreement is deleted in its entirety.

9.               Proprietary Information Obligations

Section 6 of the Agreement continues in full force and effect with regard to CEGI, CEI, and any and all of its affiliates.

10.         Release

In order to receive any severance benefits or payments provided for under Section 6 of this Amendment, the Executive must execute and deliver to CEI a valid Waiver and Release Agreement in a form substantially similar to the release attached as Exhibit C to the Agreement (with appropriate modifications to reflect the provisions of this Amendment and otherwise ensure compliance with the current state of the law).  No severance benefits or payments shall be paid under Section 6 of this Amendment unless and until the Executive has executed such Waiver and Release Agreement within the time period specified by CEI in the Waiver and Release Agreement (which shall not be more than 7 days after such agreement is tendered to the Executive unless otherwise required by law), and the period within which the Executive may revoke his Waiver and Release Agreement has expired without revocation.  The Waiver and Release Agreement will release all claims the Executive might have against CEGI or CEI under the Agreement or this Amendment, except claims against CEI for amounts payable under Section 6 of this Amendment and claims against CEI or CEGI for applicable rights of indemnification.

The Executive may revoke his signed Waiver and Release Agreement within seven (7) days (or such other period provided by law) after his signing the Waiver and Release Agreement. Any such revocation must be made in writing and must be received by CEI within such seven (7) day (or such other) period.  If the Executive timely revokes his Waiver and Release Agreement, he shall not be eligible to receive any severance benefits or payments under Section 6 of this Amendment.  Notwithstanding the foregoing, if the expiration of the revocation period described above could occur in a calendar year later than the calendar year in which the Waiver and Release Agreement is tendered to the Executive for execution, then in no event will benefits or payments under the Agreement or this Amendment that are conditioned upon the effectiveness of the Waiver and Release Agreement be paid prior to the beginning of such later calendar year.

11.         Modifications and Conflicts

Except as expressly provided for herein, all the terms and conditions of the Agreement remain in full force and effect; provided, however, that in the event of a conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment on the date(s) indicated below.

EXECUTIVE

/s/ MICHAEL J. FALLQUIST
Michael J. Fallquist

COMMERCE ENERGY GROUP, INC.

By:	/s/ Gregory L. Craig
Name: Gregory L. Craig
Title: Chairman and CEO

COMMERCE ENERGY, INC.

By:	/s/ Gregory L. Craig
Name: Gregory L. Craig
Title Chairman and CEO